SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): JANUARY 31, 2003

                          COMMISSION FILE NO. 000-33231


                               HY-TECH TECHNOLOGY GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                                               95-4868120
--------------------                                    --------------------
(STATE  OR  OTHER  JURISDICTION  OF         (IRS  EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



                1840 BOY SCOUT DRIVE, FORT MYERS, FLORIDA 33907

-------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (239) 278-4111
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                               HEGIBACHSTRASSE 22
                                  8032 ZURICH
                                  SWITZERLAND
                                  -----------
                                 FORMER ADDRESS

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

      As a result of the acquisition of Hy-Tech Computer Systems, Inc., a Florida corporation ("Hy-Tech"), the control of the Registrant shifted to the former shareholders of Hy-Tech. The following individuals will exercise control of the Registrant.


               Name                             No. of shares                  Percentage
Gary F. McNear Revocable Trust(1)                 3,959,612                       16.5%
Susan M. McNear Revocable Trust(2)                3,959,612                       16.5%
Craig W. Conklin Revocable Trust(3)               3,959,612                       16.5%
Margaret L. Conklin Revocable Trust(4)            3,959,612                       16.5%

(1) Gary F. McNear, the Registrant's new chief executive officer, serves as trustee of the
Gary F. McNear Revocable Trust.
(2) Susan M. McNear is the wife of Gary F. McNear, the Registrant's new chief executive officer, and she serves as trustee of the Susan M. McNear Revocable Trust.
(3) Craig W. Conklin, the Registrant's new president, serves as trustee of the Craig W.
Conklin Revocable Trust.
(4) Margaret L. Conklin is the wife of Craig W. Conklin, the Registrant's new president, and she serves as trustee of the Margaret L. Conklin Revocable Trust.

ITEM  2.   ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On January 31, 2003, the Registrant acquired 100% of the issued and outstanding shares of Hy-Tech in exchange for 16,000,000 shares of the Registrant's common stock. Following the exchange, there are 24,000,000 shares of the Registrant's common stock outstanding.

BACKGROUND

Hy-Tech Computer Systems, Inc. began operations on November 3, 1992 in Fort Myers, Florida. It is still headquartered in Fort Myers, Florida where it also operates a local Hy-Tech distribution center and a National Distribution operation. Hy-Tech also has sixteen other Hy-Tech computer distribution centers throughout Florida, Alabama, Tennessee, Kentucky and in Madison, Wisconsin and Colorado Springs, Colorado.

In the seventeen local Hy-Tech operations, and National Distribution, Hy-Tech's mission is to supply quality computer systems, components and peripherals to computer professionals in a timely manner with customer service that is unparalleled in the computer industry. At each of these locations, Hy-Tech has the ability to build custom Hy-Tech Brand Systems ranging in size from a simple desktop computer to very complicated and sophisticated servers.

The two main markets in which the company operates are sales to computer resellers and sales to Information Technology Departments, which are in the commercial, government and education fields.

At all of its locations, Hy-Tech distributes quality components and peripherals from such leading computer parts vendors as Intel, Microsoft, IBM, Iomega, Kingston, Symantec, Seagate, AMD, and Logitech to name just a few.

During the ten years the company has been in existence, it has established strong relationships with many of these superb companies. Hy-Tech enjoys Direct OEM status with Microsoft, is an Intel Premier Provider, a Microsoft System Builder Gold Member and Authorized Education Reseller, a Symantec Authorized Education Reseller, and an Iomega Premier Partner to name just a few.

PRODUCTS & SERVICES

Currently, the products Hy-Tech sells can be categorized as follows;

1)     Hy-Tech computer systems - desktops, notebooks and servers;

2)     Computer components and peripherals;

3)     Computer storage products;

4)     Computer operating systems and office software;

5)     Compaq computer systems - desktop and servers;

6)     Computer service; and

7)     Computer warranty work.

The Hy-Tech systems the company manufactures range in size from a simple desktop to very complicated and sophisticated servers. The company estimates that 60% of the revenue from Hy-Tech systems is from the sale of desktop/workstations, 30% is from the sale of servers, with 10% from the sale of notebook computers. Overall, the sale of Hy-Tech systems represents approximately 50% of the company's total revenue.

The company stocks and sells a full line of computer components and peripherals for parts replacement, computer upgrades and to resellers who choose to build there own systems. It also does a great deal of special order sales, product that the company does not routinely stock but will purchase at the request of a customer.

In addition to the standard storage products such as hard drives, ZIP drives, and tape drives, the company is actively involved with the sale and promotion of Iomega's Network Attached Storage (NAS) products. The Storage Area is growing very rapidly and the Iomega product is priced very competitively. Sales of NAS products are forecasted to grow tremendously. Hy-Tech also distributes a PCMCIA Notebook Storage back-up product manufactured by CMS. As the sale of Notebooks increases and the reality that the hard drives in these notebooks need to be backed-up, sales of this product should increase dramatically.

Hy-Tech distributes Microsoft OEM operating systems and Office software products utilizing its System Builder Gold Member status. It sells Microsoft operating systems installed on its Hy-Tech systems utilizing its Direct OEM status. It also sells Microsoft volume licenses on software to commercial and government IT departments. Using its Microsoft Authorized Education Reseller status, the company sells Microsoft software products into the education arena.

Sales of computer components, peripherals, storage products and Microsoft licenses represent approximately 45% of the company's total revenue.

When its customers request a "Tier 1" product, Hy-Tech is also an authorized reseller of workstations and certain Compaq servers. Hy-Tech does service work for its customers both in-house and on-site. While this is a relatively new emphasis by the company, many of the Hy-Tech stores are booking an increasing number of service hours. The company also does warranty work for several of the large third party computer service companies.

Currently, the total revenue generated by Compaq system sales, customer service, and warranty work represents approximately 5% of the company's total revenue.

COMPETITVE SITUATION

The company has different competitors in the two basic markets in which it currently operates - the reseller market and direct to the IT market.

The company's primary competitors for the reseller customers are the national or large regional distribution companies. The main advantages of these competitors are size and price. The advantages Hy-Tech has over these competitors is convenience, immediate availability, product information, and hands-on technical support.

In its direct sales to IT departments, be they in the commercial, government or education fields, Hy-Tech competes primarily with the large computer manufacturers. The large computer manufacturers have the advantage of size and name recognition. They also have the disadvantage of size which are historically weak customer relationships and little or no local presence. The IT departments prefer to work with local sources, who they often view as neighbors and friends, if the local entity can supply quality product at reasonable prices. The company uses, in its systems, only quality components and has the ability to custom build systems to the customer's specifications in a fraction of the time it takes to get the custom built systems from the large computer companies. Often, the technicians in the IT departments come to rely on the expertise of Hy-Tech's technical staff, which is immediately available to them as needed. In emergency situations, Hy-Tech has the ability to custom build and deliver systems to these customers in three to four hours.

When the IT departments require parts rather than systems, Hy-Tech is in competition for this business primarily with on-line computer components suppliers. These companies treat this business as a commodity and compete strictly on price. Again, the benefits of Hy-Tech's local service such as the ability to immediately pick-up components, over-the-counter replacement of defective parts as needed, and hands-on product support allow the company to effectively compete for this business.

Competition in the company's two primary markets is very active, particularly in the past two years when the total size of these markets has decreased. The company believes it has been able to maintain its market share in these markets. The reduction in the company's sales has been primarily the result of a shrinking total market size.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

The company estimates that it currently has approximately 2,000 active customers with no one customer representing more than 5% of its total business. The company's top ten customers represent less than 15% of total sales.

INTELLECTUAL PROPERTY

     Hy-Tech holds no patents, or trademarks. Hy-Tech does hold the appropriate business licenses to operate in each of its locations.

GOVERNMENT AUTHORIZATION

     The only government approvals required for Hy-Tech's operations are local business licenses.

RESEARCH AND DEVELOPMENT

     Hy-Tech has developed two sophisticated web sites for providing technical information to its customers, selling product to its existing customers, and the second site has been developed for selling product to the end user customers that Hy-Tech has not previously targeted. Development costs were $185,000 in 2001, and $335,000 in 2002.

EMPLOYEES

     Hy-Tech currently employs sixty five full-time employees and three part-time employees.

PROPERTY

     Hy-Tech currently leases two buildings from related parties. The building located at 1826 Boy Scout Drive, Fort Myers, FL consists of 4,600 square feet, and Hy-Tech leases it for $3,400.00 monthly. The lease expires December 31, 2010, and Hy-Tech has the option of extending it for five more years with a rent escalation equal to the consumer price index increase over the term of the first lease period. The building located at 1840 Boy Scout Drive, Fort Myers, FL consists of 11,320 square feet, and Hy-Tech leases it for $6,325 monthly. The lease expires December 31, 2010, and Hy-Tech has an option to extend it for five years with a rent escalation equal to the consumer price index increase over the term of the first lease period. Both of these buildings are owned by Lee Coast Enterprises, Inc. Margaret L. Conklin, (wife of Craig Conklin), as trustee, owns 33% of the stock of Lee Coast Enterprises. Susan McNear, (wife of Gary McNear), as trustee, owns 33% of the stock of Lee Coast Enterprises. Gary McNear is President of Lee Coast Enterprises, Inc. Both of these buildings are leased at market rates.

LEGAL PROCEEDINGS

     SunTrust Bank filed a lawsuit in the circuit court of the twentieth judicial circuit in and for Lee County, Florida, civil division. This lawsuit is against Hy-Tech Computer Systems, Inc., a Florida Corporation, f/k/a Datasys USA, Incorporated, Craig W. Conklin, an individual, Thomas Z. Frosceno, Sr., an individual, and Gary F. McNear, an individual. The lawsuit arises from three promissory notes held by SunTrust. SunTrust is asking for $3,677,603.74 plus interest accrued since November 6, 2002. Hy-Tech is also in default of a provision of the SunTrust loan covenants restricting mergers and acquisitions. Hy-Tech has negotiated a settlement with SunTrust Bank whereby Hy-Tech has paid SunTrust Bank $1,300,000 and SunTrust Bank has agreed to accept an aggregate of $1,800,000, including the $1,300,000 already paid, as payment for all amounts owed and outstanding to SunTrust Bank. Pursuant to the settlement agreement, Hy-Tech must make three payments of $65,000 at the beginning of June, July, and August, and an additional payment of $305,000 by August 29, 2003.


CERTAIN TRANSACTIONS

Bradley Conklin has loaned $52,054.79 to the company, this amount is due on or before December 31, 2003, and is secured by a second mortgage on a building owned by the company. This loan carries interest at six percent per annum. Susan McNear, the wife of Gary McNear our chief executive officer, has loaned the company $28,630.14. This amount is due on or before December 31, 2003, and is secured by a third mortgage on a building owned by the company. This loan bears interest at six percent per annum. Margaret Conklin, the wife of Craig Conklin our president, has loaned the company $23,424.66. This amount is due on or before December 31, 2003, and is secured by a fourth mortgage on a building owned by the company. This loan carries interest at six percent per annum.
Gary McNear, our chief executive officer has loaned the company $124,369.86. This loan is unsecured and carries interest at six percent per annum, and is due May 31, 2003. Craig W. Conklin, our president, has loaned the company $122,520.55. These loans are all from officers of the company, or relatives of officers of the company, and the total amount of these loans is $353,000.

ITEM  5.   OTHER  EVENTS.

As a result of the acquisition of Hy-Tech and the change in focus of the Registrant's business, the Registrant is changing its name from SRM Networks, Inc. to Hy-Tech Technology Group, Inc. and expects to trade under a new stock symbol shortly. In addition, the former directors and officers of SRM Networks, Inc. resigned and the directors and officers of Hy-Tech have become the directors and officers of the Registrant. The new directors and officers are as follows: Gary F. McNear-Chief Executive Officer and Director; and Craig W. Conklin-President and Director.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  Hy-Tech  Computer  Systems,  Inc.

     (a)  Financial Statements of Businesses Acquired

     (b)  Pro Forma Financial Information

     (c)  Exhibits:

      2.1(1) Exchange  Agreement

(1) Filed as an Exhibit to the Form 8-K filed on February 4, 2003.


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


HY-TECH TECHNOLOGY GROUP, INC.

May 1,  2003
/s/  Gary  F.  McNear
---------------------
 Gary  F.  McNear
Chief  Executive  Officer

Financial Statements



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  Hy-Tech Computer Systems, Inc.
  Fort Myers, Florida

We have audited the accompanying balance sheet of Hy-Tech Computer Systems, Inc. as of February 28, 2002, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Hy-Tech's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hy-Tech Computer Systems, Inc. as of February 28, 2002, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com

March 19, 2003, except as to Note 9, which is as of April 29, 2003


                              HY-TECH COMPUTER SYSTEMS, INC.
                                     BALANCE SHEET
                                    FEBRUARY 28, 2002

                                          ASSETS


Current assets
  Cash                                                                       $    65,962
  Accounts receivable, net of allowance of $438,000                            2,099,622
  Inventories                                                                  2,682,090
  Other receivables                                                              283,034
  Prepaid expenses                                                                40,990
                                                                             ------------
    Total current assets                                                       5,171,698

Property and equipment, net                                                      726,631
Other assets                                                                      67,416
                                                                             ------------

    Total assets                                                             $ 5,965,745
                                                                             ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                           $ 1,663,325
  Accrued expenses                                                               870,008
  Line of credit                                                               3,070,000
  Current portion of long term liabilities                                       272,068
                                                                             ------------
    Total current liabilities                                                  5,875,401

Long-term liabilities
  Loans payable, net of current portion                                          474,430
                                                                             ------------

    Total liabilities                                                          6,349,831
                                                                             ------------

Commitments

STOCKHOLDERS' DEFICIT:
  Common stock, $1 par value, 10,000 shares authorized, 3,500 shares issued
    and outstanding                                                                3,500
  Additional paid-in capital                                                     702,000
  Accumulated deficit                                                         (1,089,586)
                                                                             ------------
    Total Stockholders' Deficit                                                 (384,086)
                                                                             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $ 5,965,745
                                                                             ============

     See accompanying summary of accounting policies and notes to financial statements.


                         HY-TECH COMPUTER SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                              Years Ended
                                              February 28,
                                       --------------------------
                                           2002          2001
                                       ------------  ------------
Net revenues                           $28,210,368   $31,057,993
                                       ------------  ------------
Cost of revenues                        23,636,872    26,856,194
                                       ------------  ------------
Gross margin                             4,573,496     4,201,799

General, administrative and selling      4,992,190     4,811,624
                                       ------------  ------------

Loss from operations                      (418,694)     (609,825)
                                       ------------  ------------

Other income (expense)
  Other income                               5,813         8,339
  Interest expense                        (322,186)     (483,138)
                                       ------------  ------------
                                          (316,373)     (474,799)
                                       ------------  ------------


Net loss                               $  (735,067)  $(1,084,624)
                                       ============  ============

Net loss per share:
  Net loss - basic and diluted         $   (280.77)  $   (723.08)
                                       ============  ============

Weighted average shares outstanding:
  Basic and diluted                          2,618         1,500
                                       ============  ============

     See accompanying summary of accounting policies and notes to financial statements.


                                  HY-TECH COMPUTER SYSTEMS, INC.
                               STATEMENTS OF STOCKHOLDERS' DEFICIT
                                   YEARS ENDED FEBRUARY 28, 2002



                                 Common stock            Additional
                           ----------------------         Paid-In         Accumulated
                              Shares      Amount          Capital           Deficit        Total
                           ------------  --------  --------------------  ------------  ------------
Balance,
  February 28, 2000               1,500  $  1,500  $             24,000  $   730,105   $   755,605
                           ------------  --------  --------------------  ------------  ------------

Net loss                              -         -                     -   (1,084,624)   (1,084,624)
                           ------------  --------  --------------------  ------------  ------------

Balance,
  February 28, 2001               1,500     1,500                24,000     (354,519)     (329,019)

Issuance of common stock
  for conversion of debt          2,000     2,000               398,000            -       400,000

Conversion of shareholder
  loans into additional
  paid-in capital                     -         -               280,000            -       280,000

Net loss                              -         -                     -     (735,067)     (735,067)
                           ------------  --------  --------------------  ------------  ------------

Balance,
  February 28, 2002               3,500  $  3,500  $            702,000  $(1,089,586)  $  (384,086)
                           ============  ========  ====================  ============  ============

     See accompanying summary of accounting policies and notes to financial statements.


                         HY-TECH COMPUTER SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                 Years Ended
                                                                 February 28,
                                                          -------------------------
                                                              2002         2001
                                                           ----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 $(735,067)  $(1,084,624)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Depreciation and amortization                          364,346       299,382
      Bad debt expense                                       606,569       280,428
      Gain on sale-leaseback of buildings                          -       (78,159)
        Changes in assets and liabilities:
          Accounts receivable                                 41,509      (512,489)
          Inventories                                        (42,390)      (61,700)
          Other receivables                                 (171,843)       50,323
          Prepaid expenses                                    53,783       (55,257)
          Other assets                                        22,581       (45,795)
          Accounts payable                                   439,370        61,103
          Accrued expenses                                  (679,507)    1,144,724
                                                           ----------  ------------
CASH FLOWS USED IN OPERATING ACTIVITIES                     (100,649)       (2,064)
                                                           ----------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                      (433,638)     (394,611)
  Proceeds from related party under sale-leaseback                 -       209,085
                                                           ----------  ------------
CASH FLOWS USED IN INVESTING ACTIVITIES                     (433,638)     (185,526)
                                                           ----------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds on line of credit                              70,000       430,000
  Proceeds from shareholders loans                           400,000       280,000
  Payments of loans payable                                 (163,663)     (266,426)
                                                           ----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES                         306,337       443,574
                                                           ----------  ------------

NET INCREASE (DECREASE) IN CASH                             (227,950)      255,984
Cash, beg. of period                                         293,912        37,928
                                                           ----------  ------------
Cash, end of period                                        $  65,962   $   293,912
                                                           ==========  ============

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                            $ 322,186   $   483,138
                                                           ==========  ============

Supplemental disclosure of non-cash transactions:
  Assignment of mortgage loans to related parties          $       -   $   676,545
  Issuance of common stock for shareholder loans           $ 400,000   $         -
  Conversion of shareholder loans into additional paid in
    Capital                                                $ 280,000   $         -

     See accompanying summary of accounting policies and notes to financial statements.

                         HY-TECH COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. Hy-Tech Computer Systems, Inc. ("Hy-Tech") was incorporated in Florida on May 22, 1991. Hy-Tech is a distributor of computers and computer parts to customers who specialize in computer maintenance. As of February 28, 2002, Hy-Tech had ten locations in Florida, three locations in Tennessee, two locations in Alabama, two locations in Kentucky, one location in Wisconsin and one location in Colorado.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less. For reporting purposes, cash equivalents are stated at cost plus accrued interest, which approximates fair value.

Inventories

Inventories consist of components of computer hardware and prepackaged software and are stated at the lower of cost, determined by average cost method, or market.

Other Receivables

Other receivables consist primarily of credits generated upon Hy-Tech's return of products to the vendor or original equipment manufacturer which are under warranty.

Long-Lived Assets

Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (3 to 39 years). Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related lease.

Revenue Recognition

Hy-Tech's revenue is generated primarily from the sale of computer equipment to resellers and end users. Hy-Tech recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Hy-Tech recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Hy-Tech provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. When other significant obligations remain after products are delivered, revenue is recognized only after such obligations are fulfilled. Shipping and handling costs are included in cost of goods sold.

Hy-Tech's suppliers generally warrant the products distributed by Hy-Tech and allow returns of defective products, including those that have been returned to Hy-Tech by its customers. Hy-Tech does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Advertising

Costs incurred in connection with advertising are charged to expense as incurred. Advertising expense was approximately $104,167 and $167,454 for the years ended February 28, 2002 and 2001, respectively.

Income Taxes

Hy-Tech elected to have its income taxed under Section 1362 of the Internal Revenue Code and a similar section of the Florida income tax law (S Corporation election). These laws provide that, in lieu of corporate income taxes, Hy-Tech's taxable income will be passed through to the stockholders of the corporation and taxed at the individual level. Therefore, no federal income taxes are provided for in these financial statements.

Basic Loss per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject Hy-Tech to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. Hy-Tech maintains its cash and cash equivalents with high quality financial institutions as determined by Hy-Tech's management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and Hy-Tech maintains a broad customer base.

Recent Accounting Pronouncements

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses the diverse accounting practices for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Hy-Tech will be required to adopt this
statement effective January 1, 2003.  The      Company does not expect that the
adoption of SFAS No. 143 will have any effect on Hy-Tech's financial statement presentation or disclosures.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This SFAS made revisions to the accounting for gains and losses from the extinguishment of debt, rescinded SFAS No. 44 and required certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. Hy-Tech will be required to adopt SFAS No. 145 on January 1, 2003. The adoption of SFAS No. 145 is not expected to have a material impact on Hy-Tech's financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Such costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS No. 146 replaces the previous accounting guidance provided by the Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Hy-Tech does not anticipate that the adoption of SFAS No. 146 will have any effect on Hy-Tech's financial statement presentation or disclosures.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN45"). FIN45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, Hy-Tech must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002. Hy-Tech has implemented the disclosure provisions of FIN45 in its December 31, 2002 financial statements, without significant impact.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities (and Interpretation of ARB No. 51)" ("FIN46"). FIN46 addresses consolidation by business enterprises of certain variable interest entities, commonly referred to as special purpose entities. Hy-Tech will be required to implement the other provisions of FIN46 in 2003. Hy-Tech does not anticipate that the adoption of FIN46 will have any effect on Hy-Tech's financial statement presentation or disclosure.


NOTE 2 - ACCOUNTS RECEIVABLE

Hy-Tech's trade accounts receivable are shown net of allowance for doubtful accounts of $438,000 February 28, 2002 as follows:

Accounts receivable                     $ 2,537,622
Less: Allowance for doubtful accounts      (438,000)
                                          ---------
                                       $  2,099,622
                                       ============

Hy-Tech maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Hy-Tech's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.


NOTE 3 - PROPERTY, PLANT, AND EQUIPMENT:

Components of property, plant, and equipment, at February 28, 2002 are as follows:

Vehicles                                            $ 42,088
Equipment                                            379,510
Business software and web site                       875,563
Buildings and improvements                           172,691
Land                                                  10,000
Leasehold improvements                                54,238
                                                     -------
                                                   1,534,090
Less: accumulated depreciation and amortization     (807,459)
                                                    ---------
                                                    $726,631
                                                    ========

Depreciation and amortization expense was $364,346 and $299,382 for the years ended February 28, 2002 and 2001, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

During December 2000, Hy-Tech executed a sale and leaseback of two facilities with a related party controlled by two of Hy-Tech's shareholders. The facilities were sold for approximately $973,000, of which $250,000 was paid in cash during December 2000, approximately $46,000 was paid in cash during January 2001, and approximately $677,000 resulted from the assumption of the mortgage on the facilities by the related party. The assumption of the mortgages occurred during January 2001. At the time of the sale, the facilities had a book value of approximately $817,000, which resulted in a gain of approximately $156,000. Hy-Tech now leases these two facilities under ten year operating leases.


NOTE 5 - LINE OF CREDIT

Hy-Tech has a $4,000,000 revolving line of credit with a financial institution. The line of credit is collateralized by Hy-Tech's accounts receivable and inventories. The interest rate is LIBOR plus 2.00% (3.9% at February 28, 2002). The revolving line of credit matures in 2002, and the agreement allows for borrowings of up to 80% of the eligible accounts receivable and 50% of eligible inventory as defined by the lender less 50% of the principal amount outstanding on a note payable to the same lender dated October 2, 1998. At February 28, 2002, the balance outstanding on the line of credit was $3,070,000.

The bank obtained a judgment against Hy-Tech for failing to meet its borrowing base requirements in April 2003. The line of credit was settled with Sun Trust Bank in February 2003; see Note 9 - Subsequent Events.


NOTE 6 - LONG-TERM DEBT

Hy-Tech's long-term debt is comprised of the following at February 28, 2002:


                                                                               Amount
                                                                             ----------

Promissory note payable to a financial institution, guaranteed by the shareholders, interest at a fixed rate of 7.5%, principal and interest of
 $15,338 due monthly through October 2003 when the full unpaid balance
 of principal and interest is due.                                           $ 579,942
---------------------------------------------------------------------------  ----------

Installment note payment payable to a financial institution, collateralized by accounting and office management software, interest at a fixed rate of
 8.21%, principal and interest of approximately $4,191 due monthly
through September 2003 when the full unpaid balance is due.                     75,118
---------------------------------------------------------------------------  ----------

Loan payable to a financial institution, interest at the bank's prime rate plus 1% or 5.75% at February 28, 2002, principal of $483 plus interest due monthly through May 2007 when the full unpaid balance of principal
and interest is due.                                                            89,354
---------------------------------------------------------------------------  ----------

Other                                                                            2,084
---------------------------------------------------------------------------  ----------
                                                                               746,498
                                                                             ----------
Less current portion                                                          (272,068)
---------------------------------------------------------------------------  ----------
                                                                             $ 474,430
                                                                             ==========

The annual principal requirements on a long-term debt for the years subsequent to 2002 are as follows:




           Amount
          --------

2003      $272,068
--------  --------
2004       474,430
--------  --------
           746,498
           ========



The bank obtained a judgment against Hy-Tech for failing to meet its borrowing base requirements in April 2003. The promissory notes payable for $579,942 and $75,118 were settled with Sun Trust Bank in February 2003; see Note 9 - Subsequent Events.


NOTE 7 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses consisted of the following for the year ended February 28, 2002 and 2001:



                            2002        2001
                         ----------  ----------

Accounting and legal     $   67,953  $   81,195
-----------------------  ----------  ----------
Advertising                 104,167     167,454
-----------------------  ----------  ----------
Bad debt expense            606,569     280,428
-----------------------  ----------  ----------
Depreciation                364,346     299,382
-----------------------  ----------  ----------
Insurance                   171,426     123,880
-----------------------  ----------  ----------
Payroll taxes               202,233     213,937
-----------------------  ----------  ----------
Office supplies              68,501      74,559
-----------------------  ----------  ----------
Rent                        431,580     434,725
-----------------------  ----------  ----------
Repairs and maintenance      12,868      14,311
-----------------------  ----------  ----------
Salaries                  2,046,588   2,535,772
-----------------------  ----------  ----------
Utilities                   225,253     191,834
-----------------------  ----------  ----------
Other                       690,706     394,147
-----------------------  ----------  ----------
                         $4,992,190  $4,811,624
                         ==========  ==========




NOTE 8 - COMMITMENTS

Hy-Tech has several non-cancelable operating leases, primarily for office space and storage that expire over the next six years. These leases require Hy-Tech to pay all executor costs such as maintenance and insurance. Two of the leases are collateralized by equipment owned by Hy-Tech. Rental expense for the operating leases for the year ended February 28, 2002 and 2001 was $431,580 and $434,725, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of February 28, 2002 are approximately:



February 28,    Amount
               --------
2003           $419,283
               --------
2004            257,241
2005            137,138
2006             80,454
               --------
                894,116
            =============

NOTE 9 - SUBSEQUENT EVENTS

Reverse Merger

In January 2003, SRM Networks, Inc. ('SRM") entered into an agreement and exchanged 100% of Hy-Tech Computer Systems, Inc. ("Hy-Tech") shares for 16,000,000 shares of SRM or 67% of SRM. In connection with the transaction, SRM changed its name to Hy-Tech Computer Systems, Inc. For accounting purposes this transaction was treated as an acquisition of SRM Networks, Inc. and a recapitalization of Hy-Tech. Hy-Tech is the accounting acquirer and the results of its operations carry over. Accordingly, the operations of SRM Networks, Inc. are not carried over and will be adjusted to $0. In connection with the reverse merger, SRM cancelled 27,450,000 shares of common stock.

Litigation

In February 2003, Hy-Tech agreed to pay Sun Trust Bank $1,500,000 by April 11, 2003 to settle the outstanding balances on a $4,000,000 revolving line of credit and a $1,000,000 promissory note and a $171,000 promissory note. Hy-Tech failed to pay the $1,500,000 by April 11, 2003 and Sun Trust Bank then obtained a judgment on April 14, 2003 for failure to make required payments and failure to meet its borrowing base requirements. The outstanding balance on the line of credit was $3,070,000 and the outstanding balance was $579,942 and $75,118 on the promissory notes as of February 28, 2002. Hy-Tech paid $300,000 by April 11, 2003 and extended the final payment to August 29, 2003 for an additional $300,000 increasing the pay out to $1,800,000. As of April 30, 2003, Hy-Tech owes $500,000.

In connection with the agreement with Sun Trust Bank, the chief executive officer and the chief financial officer were paid 6% each for the discount negotiated with Sun Trust Bank.

Financing

In April 2003, Hy-Tech issued a convertible debenture for $1,000,000 due in April 2008. The convertible debenture is convertible into common stock at the lesser of $0.35 per share or 125% of the average closing price for the previous five trading days or 100% of the average of the three lowest closing bid prices for the preceding forty days.


                              HY-TECH COMPUTER SYSTEMS, INC.
                                     BALANCE SHEET
                                   NOVEMBER 30, 2002
                                      (UNAUDITED)

                                          ASSETS

Current assets
  Cash                                                                       $    44,289
  Accounts receivable, net of allowance of $400,000                            1,841,294
  Inventories                                                                  2,027,334
  Other receivables                                                              136,085
  Prepaid expenses                                                                83,708
                                                                             ------------
    Total current assets                                                       4,132,710

Property and equipment, net                                                      557,947
Other assets                                                                      72,750
                                                                             ------------

    Total assets                                                             $ 4,763,407
                                                                             ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Accounts payable                                                           $ 1,990,645
  Accrued expenses                                                               249,383
  Line of credit                                                               3,136,000
  Current portion of long term liabilities                                       550,011
                                                                             ------------
    Total current liabilities                                                  5,926,036

Long-term liabilities
  Loans payable, net of current portion                                           79,204
                                                                             ------------

    Total liabilities                                                          6,005,243
                                                                             ------------

STOCKHOLDERS' DEFICIT:
  Common stock, $1 par value, 10,000 shares authorized, 3,500 shares issued
    and outstanding                                                                3,500
  Additional paid-in capital                                                     702,000
  Accumulated deficit                                                         (1,947,336)
                                                                             ------------
    Total Stockholders' Deficit                                               (1,241,836)
                                                                             ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $ 4,763,407
                                                                             ============


                                   HY-TECH COMPUTER SYSTEMS, INC.
                                     STATEMENTS OF OPERATIONS
                                           (UNAUDITED)

                                             Three Months Ended          Nine Months Ended
                                                 November 30,              November 30,
                                                 -----------               -----------
                                             2002         2001          2002          2001
                                                                    ------------  ------------
Net revenues                              $6,478,123   $5,725,005   $19,161,368   $21,153,727
                                          -----------  -----------  ------------  ------------
Cost of revenues                           5,279,161    4,810,470    16,332,482    17,719,847
                                          -----------  -----------  ------------  ------------
Gross margin                               1,198,962      914,535     2,828,886     3,433,880

General, administrative and                1,250,523      874,309     3,478,268     3,298,552
                                          -----------  -----------  ------------  ------------
  selling

Income (loss) from operations                (51,561)      40,226      (649,382)      135,328

Other income (expense)
  Other income                                     -            -             -        16,452
  Interest expense                           (86,413)     (89,632)     (208,368)     (269,601)
                                          -----------  -----------  ------------  ------------
                                             (86,413)     (69,632)     (208,368)     (253,149)
                                          -----------  -----------  ------------  ------------

Net loss                                  $ (137,974)  $  (49,406)  $  (857,750)  $  (117,821)
                                          ===========  ===========  ============  ============

Basic and diluted loss per common share   $   (39.42)  $   (14.12)  $   (245.07)  $    (50.59)

Weighted average shares outstanding            3,500        3,500         3,500         2,329


                          HY-TECH COMPUTER SYSTEMS, INC.
                             STATEMENTS OF CASH FLOWS
                   NINE MONTHS ENDED NOVEMBER 30, 2002 AND 2001
                                    (UNAUDITED)


                                                               2002        2001
                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $(857,750)  $(117,821)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Depreciation and amortization                           205,457     271,353
      Bad debt expense                                         25,893     187,500
      Gain on sale-leaseback of buildings                           -     (58,619)
        Changes in assets and liabilities:
          Accounts receivable                                 232,435     254,111
          Inventories                                         654,756      65,078
          Other receivables                                   146,949     101,739
          Prepaid expenses                                    (42,718)    (47,356)
          Other assets                                         (5,334)   (333,793)
          Accounts payable                                    327,320      (2,048)
          Accrued expenses                                   (620,625)   (284,158)
                                                            ----------  ----------
CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                         66,383      35,986
                                                            ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                        (36,773)   (375,943)
                                                            ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds on line of credit                               66,000    (295,000)
  Proceeds from shareholders loans                                  -     400,000
  Payments of loans payable                                  (117,283)     (3,959)
                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES                          (51,283)    101,041
                                                            ----------  ----------

NET DECREASE IN CASH                                          (21,673)   (238,916)
Cash, beg. of period                                           65,962     293,912
                                                            ----------  ----------
Cash, end of period                                         $  44,289   $  54,996
                                                            ==========  ==========

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                             $ 208,368   $ 269,601
                                                            ==========  ==========

Supplemental disclosure of non-cash transactions:
  Issuance of common stock for shareholder loans            $       -   $ 400,000
  Conversion of shareholder loans into additional paid in
    Capital                                                 $       -   $ 280,000

                         HY-TECH COMPUTER SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1: PRESENTATION

The balance sheet of Hy-Tech as of November 30, 2002, the related statements of operations for the three and nine months ended November 30, 2002 and 2001 and the statements of cash flows for the nine months ended November 30, 2002 and 2001 included in the financial statements have been prepared by Hy-Tech without audit. In the opinion of management, the accompanying financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly Hy-Tech's financial position and results of operations. The results of operations for the three and nine months ended November 30, 2002 are not necessarily indicative of the results of operations for the full year or any other interim period. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended February 28, 2002 as reported in Form 8-K/A, have been omitted.

PRO FORMA CONSOLIDATED BALANCE SHEET

The following pro forma balance sheet has been derived from the balance sheet of SRM Networks, Inc. ("SRM") at December 31, 2002 and adjusts such information to give effect to the acquisition of Hy-Tech Computer Systems, Inc. ("Hy-Tech"), as if the acquisition had occurred at December 31, 2001. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and Hy-Tech's financial statements and related notes thereto contained elsewhere in this filing.

A pro-forma consolidated balance sheet is essentially the same as Hy-Tech's balance sheet and is presented below.



                                                                           Pro Forma
                                   SRM        Hy-Tech     Adjustments
                               -----------  ------------  ------------
Cash                           $        -   $    65,962             -   $    65,962
Accounts receivable                     -     2,099,622             -     2,099,622
Inventories                             -     2,682,090             -     2,682,090
Other receivables                       -       283,034             -       283,034
Prepaid expenses                        -        40,990             -        40,990
                               -----------  ------------                ------------
  Total current assets                  -     5,171,698             -     5,171,698

Property and equipment                  -       726,631             -       726,631
Other assets                            -        67,416             -        67,416
                               -----------  ------------                ------------

                               $        -   $ 5,965,745             -   $ 5,965,745
                               ===========  ============                ============

Accounts payable               $  119,901   $ 1,663,325             -   $ 1,783,226
Accrued expenses                   40,754       870,008             -       910,762
Advances                           83,000             -             -        83,000
Line of credit                          -     3,070,000             -     3,070,000
Current portion - long-term
  liabilities                     700,000       272,068             -       972,068
                               -----------  ------------                ------------
    Total current liabilities     943,655     5,875,401             -     6,819,056

Long-term liabilities                   -       474,430             -       474,430
                               -----------  ------------                ------------

  Total liabilities               943,655     6,349,831             -     7,293,486
                               -----------  ------------                ------------

Stockholders' Deficit:
  Preferred stock                       -             -             -             -
  Common stock                     35,475         3,500       (14,975)       24,000
  Additional paid-in capital       19,412       702,000      (721,412)            -
  Accumulated deficit            (998,542)   (1,089,586)      736,387    (1,351,741)
                               -----------  ------------                ------------
    Total Stockholders'
      Deficit                    (943,655)     (384,086)            -    (1,327,741)
                               -----------  ------------                ------------

                               $        -   $ 5,965,745             -   $ 5,965,745
                               ===========  ============                ============

NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

On January 31, 2003, the Registrant acquired 100% of the issued and outstanding shares of Hy-Tech in exchange for 16,000,000 shares of the Registrant's common stock. Following the exchange, there are 24,000,000 shares of the Registrant's common stock outstanding.

After the reorganization and stock purchase there will be 24,000,000 shares of common stock outstanding of the combined entity.